Exhibit 99.1

MALIBU BOATS, INC. ANNOUNCES SECOND QUARTER FISCAL 2018 RESULTS
Loudon, TN - February 9, 2018 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the second quarter of fiscal 2018 ended December 31, 2017.
Highlights for the Second Quarter of Fiscal 2018

•	Net sales increased 69.0% to $114.4 million compared to the second quarter of fiscal 2017.

•	Unit volume increased 61.1% to 1,489 boats compared to the second quarter of fiscal 2017.

•	Net sales per unit increased 4.9% to $76,812 and net sales per unit for Malibu U.S. increased 4.3% to $76,239 compared to the second quarter of fiscal 2017.

•	Gross profit increased 54.5% to $27.5 million compared to the second quarter of fiscal 2017.

•
Net income decreased 172.2% to a net loss of $5.6 million, or $0.31 per share compared to the second quarter of fiscal 2017. The decrease in net income was driven by tax reform enacted in the second quarter.

•	Adjusted EBITDA increased 51.3% to $20.6 million compared to the second quarter of fiscal 2017.

•	Adjusted fully distributed net income increased 55.0% to $11.4 million compared to the second quarter of fiscal 2017.

•
Adjusted fully distributed net income per share increased 39.5% to $0.53 on a fully distributed weighted average share count of 21.7 million shares of Class A Common Stock as compared to the second quarter of fiscal 2017.

Jack Springer, Chief Executive Officer, stated, "In our second quarter Malibu performed very well and we are pleased with the performance. The United States business is strong at the wholesale and retail levels and we have seen additional strength in the second quarter and into the third quarter boat show season. Canada continues its slow recovery. Australia continues to perform well for Malibu. We are also very pleased that we continue to see strong market share performance at both Malibu and Cobalt.

Our focus on bringing more product introductions and innovations to market than any other competitor, building our distribution network which is already the best in our segment and maximizing operational excellence will continue to drive margins and profitability.
Mr. Springer continued, "MBUU is performing very well in a market that is also strengthening due to the employment rate and tax cuts. The Cobalt integration is ahead of schedule and successfully delivering efficiencies while demand for the Cobalt product remains strong. We are very pleased with our financial and operating results and are believe the segment recovery will continue and the economy will be a strong supporting partner in that recovery.

Exhibit 99.1

Results of Operations for the Second Quarter of Fiscal 2018

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
	(In thousands, except unit and per unit data)
Net sales	$114,373	$67,661	$217,914	$129,682
Cost of sales	86,857	49,848	167,475	96,046
Gross profit	27,516	17,813	50,439	33,636
Operating expenses:
Selling and marketing	3,122	2,150	6,711	4,573
General and administrative	7,435	3,453	14,509	9,517
Amortization	1,304	549	2,612	1,099
Operating income	15,655	11,661	26,607	18,447
Other income (expense), net:
Other income	30,333	58	27,736	75
Interest expense	(1,014)	(37)	(3,213)	(467)
Other income (expense), net	29,319	21	24,523	(392)
Income before provision for income taxes	44,974	11,682	51,130	18,055
Provision for income taxes	50,558	3,945	50,300	6,092
Net (loss) income	(5,584)	7,737	830	11,963
Net income attributable to non-controlling interest	799	836	1,328	1,282
Net (loss) income attributable to Malibu Boats, Inc.	$(6,383)	$6,901	$(498)	$10,681

Unit volumes	1,489	924	2,798	1,757
Net sales per unit	$76,812	$73,226	$77,882	$73,809
Comparison of the Second Quarter Ended December 31, 2017 to the Second Quarter Ended December 31, 2016
Net sales for the three months ended December 31, 2017 increased $46.7 million, or 69.0%, to $114.4 million as compared to the three months ended December 31, 2016. Unit volume for the three months ended December 31, 2017, increased 565 units, or 61.1%, to 1,489 units as compared to the three months ended December 31, 2016. The increase in net sales and unit volumes was driven primarily by our acquisition of Cobalt Boats, LLC ("Cobalt") in July 2017. Net sales and unit volumes attributable to Cobalt were $39.4 million and 510 units, respectively, for the three months ended December 31, 2017. Net sales attributable to our Malibu U.S. segment increased $6.6 million, or 10.7%, to $68.1 million for the three months ended December 31, 2017, compared to the three months ended December 31, 2016. Unit volumes attributable to our Malibu U.S. segment increased 52 units for the three months ended December 31, 2017, compared to the three months ended December 31, 2016. The increase in net sales and unit volume for Malibu U.S. was driven primarily by continued strong demand for our new models such as the Malibu Wakesetter 23 LSV and Axis A24 as well as our all new Malibu 21 MLX introduced in November 2017. Net sales from our Malibu Australia segment increased $0.8 million, or 12.2%, to $6.9 million for the three months ended December 31, 2017, compared to the three months ended December 31, 2016. Our overall net sales per unit increased 4.9% to $76,812 per unit for the three months ended December 31, 2017, compared to the three months ended December 31, 2016. Net sales per unit for our Malibu U.S. segment increased 4.3% to $76,239 per unit for the three months ended December 31, 2017, compared to the three months ended December 31, 2016, driven by strong demand for optional features and year over year price increases.
Cost of sales for the three months ended December 31, 2017 increased $37.0 million, or 74.2%, to $86.9 million as compared to the three months ended December 31, 2016. The increase in cost of sales was driven primarily by our acquisition of Cobalt in July 2017 and an increase in unit volumes at our Malibu U.S. business.

Exhibit 99.1

Gross profit for the three months ended December 31, 2017 increased $9.7 million, or 54.5%, to $27.5 million compared to the three months ended December 31, 2016. The increase in gross profit was due mainly to higher unit volumes attributable to our acquisition of Cobalt. Gross margin for the three months ended December 31, 2017 decreased 227 basis points from 26.3% to 24.1% over the same period in the prior fiscal year due to the acquisition of Cobalt.
Selling and marketing expenses for the three month period ended December 31, 2017, increased $1.0 million or 45.2%, compared to the three months ended December 31, 2016 due to the acquisition of Cobalt. As a percentage of sales, selling and marketing expenses decreased 45 basis points over the same period in the prior fiscal year. General and administrative expenses for the three months ended December 31, 2017, increased $4.0 million, or 115.3%, to $7.4 million as compared to the three months ended December 31, 2016, largely due to higher general and administrative expenses attributable to Cobalt, which we acquired in July 2017, and higher development costs associated with our engines vertical integration initiative. In addition, during the second quarter of fiscal 2017, there was an approximate $1.4 million decrease in the Marine Power Holding, LLC ("Marine Power") litigation judgment following our appeal of the verdict and court ruling amending the judgment from $3.3 million to $1.9 million in December 2016. Amortization expense for the three month period ended December 31, 2017, increased $0.8 million or 137.5% when compared to the three months ended December 31, 2016, due to additional amortization from intangible assets acquired as a result of the Cobalt acquisition.
Operating income for the second quarter of fiscal 2018 increased to $15.7 million from $11.7 million in the second quarter of fiscal 2017. Net income for the second quarter of fiscal 2018 decreased 172.2% to a net loss of $5.6 million while net income margin decreased to (4.9)% from 11.4% in the second quarter of fiscal 2017. Adjusted EBITDA in the second quarter of fiscal 2018 increased 51.3% to $20.6 million from $13.6 million, while Adjusted EBITDA margin decreased to 18.0% from 20.1% in the second quarter of fiscal 2017.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss second quarter fiscal 2018 results on Friday, February 9, 2018, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #7467648.
Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.

Based in Loudon, Tennessee, Malibu Boats is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive and outboard boats. Malibu Boats has the #1 market share position in the United States in the performance sport boat category through its Malibu and Axis Wake Research brands. After Malibu Boats’ recent acquisition of Cobalt Boats, LLC, Malibu Boats has the #1 market share position in the United States in the 24’ - 29’ segment of the sterndrive category. Since inception in 1982, Malibu Boats has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release regarding the expected demand and acceptance for our new model year 2018 offerings, the expected performance of Cobalt and the expected continuing performance of the U.S. market.

Exhibit 99.1

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act"); the successful integration of Cobalt into our business; general industry, economic and business conditions; demand for our products; changes in consumer preferences; competition within our industry; our reliance on our network of independent dealers; our ability to manage our manufacturing levels and our large fixed cost base; the successful introduction of our new products; the success of our engines integration strategy and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net (loss) income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, acquisition and integration related expenses, non-cash compensation expense, expenses related to our engine development initiative and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net (loss) income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate the company’s operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in the Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a

Exhibit 99.1

more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net (loss) income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

Zac Lemons
Investor Relations
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Net sales	$114,373	$67,661	$217,914	$129,682
Cost of sales	86,857	49,848	167,475	96,046
Gross profit	27,516	17,813	50,439	33,636
Operating expenses:
Selling and marketing	3,122	2,150	6,711	4,573
General and administrative	7,435	3,453	14,509	9,517
Amortization	1,304	549	2,612	1,099
Operating income	15,655	11,661	26,607	18,447
Other income (expense), net:
Other income	30,333	58	27,736	75
Interest expense	(1,014)	(37)	(3,213)	(467)
Other income (expense), net	29,319	21	24,523	(392)
Income before provision for income taxes	44,974	11,682	51,130	18,055
Provision for income taxes	50,558	3,945	50,300	6,092
Net (loss) income	$(5,584)	$7,737	830	11,963
Net income attributable to non-controlling interest	799	836	1,328	1,282
Net (loss) income attributable to Malibu Boats, Inc.	$(6,383)	$6,901	$(498)	$10,681

Comprehensive income:
Net (loss) income	$(5,584)	$7,737	$830	$11,963
Other comprehensive (loss) income, net of tax:
Change in cumulative translation adjustment	(66)	(846)	234	(489)
Other comprehensive (loss) income, net of tax	(66)	(846)	234	(489)
Comprehensive (loss) income, net of tax	(5,650)	6,891	1,064	11,474
Less: comprehensive income attributable to non-controlling interest, net of tax	$806	$746	1,360	1,230
Comprehensive (loss) income attributable to Malibu Boats, Inc., net of tax	$(6,456)	$6,145	$(296)	$10,244

Weighted average shares outstanding used in computing net (loss) income per share:
Basic	20,429,627	17,786,122	19,804,192	17,760,256
Diluted	20,429,627	17,842,138	19,804,192	17,817,842
Net (loss) income available to Class A Common Stock per share:
Basic	$(0.31)	$0.39	$(0.03)	$0.60
Diluted	$(0.31)	$0.39	$(0.03)	$0.60

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	December 31, 2017	June 30, 2017
Assets
Current assets
Cash	$36,731	$32,822
Trade receivables, net	9,943	9,846
Inventories, net	44,273	23,835
Prepaid expenses and other current assets	4,539	2,470
Income tax receivable	1,065	1,111
Total current assets	96,551	70,084
Property, plant and equipment, net	39,232	24,123
Goodwill	32,591	12,692
Other intangible assets, net	96,926	9,597
Deferred tax asset	62,801	107,088
Other assets	282	79
Total assets	$328,383	$223,663
Liabilities
Current liabilities
Accounts payable	$21,264	$12,722
Accrued expenses	30,699	21,616
Income taxes and tax distribution payable	534	515
Payable pursuant to tax receivable agreement, current portion	4,323	4,332
Total current liabilities	56,820	39,185
Deferred tax liabilities	522	552
Payable pursuant to tax receivable agreement	51,525	77,959
Long-term debt	108,301	53,403
Other long-term liabilities	630	328
Total liabilities	217,798	171,427
Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,509,103 shares issued and outstanding as of December 31, 2017; 17,937,687 issued and outstanding as of June 30, 2017	204	179
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 17 shares issued and outstanding as of December 31, 2017; 19 shares issued and outstanding as of June 30, 2017	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of December 31, 2017 and June 30, 2017	—	—
Additional paid in capital [1]	106,996	48,328
Accumulated other comprehensive loss	(1,129)	(1,363)
Accumulated (deficit) earnings	(380)	151
Total stockholders' equity attributable to Malibu Boats, Inc.	105,691	47,295
Non-controlling interest [1]	4,894	4,941
Total stockholders’ equity	110,585	52,236
Total liabilities and stockholders' equity	$328,383	$223,663
1 During the second quarter of fiscal 2018, the Company identified and corrected an error related to an understatement of the non-controlling interest held by LLC Unit holders in the LLC of $1,869, an overstatement to accumulated other comprehensive loss of $639, and an overstatement of additional paid in capital of $2,508, within stockholders' equity on the unaudited condensed consolidated balance sheet and within the statement of stockholders' equity. There was no change in total stockholders’ equity for the fiscal year ended June 30, 2017. The Company evaluated the materiality of the error from quantitative and qualitative perspectives, and concluded that the error was immaterial to the Company’s prior period interim and annual consolidated financial statements under FAS

Exhibit 99.1

B ASC Topic 250, Accounting Changes and Error Corrections. Since the revision was not material to any prior period interim or annual consolidated financial statements, no amendments to previously filed interim or annual periodic reports are required. Consequently, the Company revised the historical consolidated financial information presented herein and will reflect the same revisions in its forthcoming fiscal 2018 Form 10-K.

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net (Loss) Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(5,584)	$7,737	$830	$11,963
Provision for income taxes [1]	50,558	3,945	50,300	6,092
Interest expense	1,014	37	3,213	467
Depreciation	1,687	1,026	3,417	1,994
Amortization	1,304	549	2,612	1,099
Professional fees [2]	—	917	26	1,986
Marine Power litigation judgment [3]	—	(1,330)	—	(1,330)
Acquisition and integration related expenses [4]	322	—	2,137	—
Stock-based compensation expense [5]	488	280	850	745
Engine development [6]	1,140	460	2,587	460
Adjustments to tax receivable agreement liability [7]	(30,317)	—	(27,702)	—
Adjusted EBITDA	$20,612	$13,621	$38,270	$23,476
Adjusted EBITDA margin	18.0%	20.1%	17.6%	18.1%

(1)
Provision for income taxes for the three and six months ended December 31, 2017 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of the Tax Act, for the three and six months ended December 31, 2017, we recorded a non-cash provisional adjustment to income tax expense of $47.0 million for the re-measurement of deferred taxes on the enactment date and the deferred tax impact related to the reduction in the tax receivable agreement liability.

(2)
For the six months ended December 31, 2017 and three and six months ended December 31, 2016, represents legal and advisory fees related to our litigation with MasterCraft Boat Company, LLC ("MasterCraft").

(3)	Represents the reduction in a one-time charge related to a judgment rendered against us in connection with a lawsuit by Marine Power where the court amended the judgment to $1.9 million.
(4)
Represents legal and advisory fees as well as integration related costs incurred in connection with our acquisition of Cobalt. Integration related expenses include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal 2018.

(5)
Represents equity-based incentives awarded to key employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(7)
For the three and six months ended December 31, 2017, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by our pre-IPO owners.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

Reconciliation of numerator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net (loss) income attributable to Malibu Boats, Inc.	$(6,383)	$6,901	$(498)	$10,681
Provision for income taxes [1]	50,558	3,945	50,300	6,092
Professional fees [2]	—	917	26	1,986
Acquisition and integration related expenses [3]	1,017	—	3,523	—
Fair market value adjustment for interest rate swap [4]	(172)	(580)	(203)	(825)
Stock-based compensation expense [5]	488	280	850	745
Marine Power litigation judgment [6]	—	(1,330)	—	(1,330)
Engine development [7]	1,140	460	2,587	460
Adjustments to tax receivable agreement liability [8]	(30,317)	—	(27,702)	—
Net income attributable to non-controlling interest [9]	799	836	1,328	1,282
Fully distributed net income before income taxes	17,130	11,429	30,211	19,091
Income tax expense on fully distributed income before income taxes [10]	5,704	4,057	10,060	6,777
Adjusted fully distributed net income	11,426	7,372	$20,151	$12,314

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	20,436,110	17,786,122	19,819,438	17,760,256
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [11]	1,170,314	1,408,065	1,211,709	1,410,881
Weighted-average unvested restricted stock awards issued to management [12]	126,447	108,531	128,199	90,974
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,732,871	19,302,718	21,159,346	19,262,111

Exhibit 99.1

The following table shows the reconciliation of net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Net (loss) income available to Class A Common Stock per share	$(0.31)	$0.39	$(0.03)	$0.60
Impact of adjustments:
Provision for income taxes [1]	2.47	0.22	2.54	0.34
Professional fees [2]	—	0.05	—	0.11
Acquisition and integration related expenses [3]	0.05	—	0.18	—
Fair market value adjustment for interest rate swap [4]	(0.01)	(0.03)	(0.01)	(0.05)
Stock-based compensation expense [5]	0.02	0.02	0.04	0.04
Marine Power litigation judgment [6]	—	(0.07)	—	(0.07)
Engine development [7]	0.06	0.03	0.13	0.03
Adjustment to tax receivable agreement liability [8]	(1.48)	—	(1.40)	—
Net income attributable to non-controlling interest [9]	0.04	0.05	0.07	0.07
Fully distributed net income per share before income taxes	0.84	0.66	1.52	1.07
Impact of income tax expense on fully distributed income before income taxes [10]	(0.28)	(0.23)	(0.51)	(0.38)
Impact of increased share count [13]	(0.03)	(0.05)	$(0.06)	$(0.05)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.53	$0.38	$0.95	$0.64

Exhibit 99.1

(1)
Provision for income taxes for the three and six months ended December 31, 2017 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of the Tax Act, for the three and six months ended December 31, 2017, we recorded a non-cash provisional adjustment to income tax expense of $47.0 million for the re-measurement of deferred taxes on the enactment and the deferred tax impact related to the reduction in the tax receivable agreement liability.

(2)
For the six months ended December 31, 2017 and three and six months ended December 31, 2016, represents legal and advisory fees related to our litigation with MasterCraft Boat Company, LLC ("MasterCraft").

(3)
Represents legal and advisory fees as well as integration related costs incurred in connection with our acquisition of Cobalt. Integration related expenses include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal 2018. In addition, integration related expenses includes $0.7 million in depreciation and amortization associated with our fair value step up of property, plant and equipment and intangibles acquired in connection with the acquisition of Cobalt.

(4)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(5)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)	Represents the reduction in a one-time charge related to a judgment rendered against us in connection with a lawsuit by Marine Power where the court amended the judgment to $1.9 million.
(7)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(8)
For the three and six months ended December 31, 2017, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by our pre-IPO owners.

(9)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(10)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 33.3% and 35.5% of income before income taxes for the three months ended December 31, 2017 and 2016, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary. The decrease in the normalized annual effective income tax rate to 33.3% for the three months ended December 31, 2017, is primarily the result of an updated blended state rate, which considers the impacts of the Cobalt acquisition as well as a recent law change in Tennessee. The assumed annual effective income tax rate for the three months ended December 31, 2017 does not reflect the blended statutory rate of 28% used in our consolidated financial statements or any other impact of the Tax Act because the lower corporate tax rate of 21% was not effective until January 1, 2018. For periods beginning after January 1, 2018, our estimated normalized annual effective income tax rate is expected to range between 23% and 24% in computing our Adjusted Fully Distributed Net Income per share as a result of the Tax Act.

(11)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(12)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(13)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.